      As filed with the Securities and Exchange Commission on May 1, 2002.
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                      INTEGRATED HEALTH TECHNOLOGIES, INC.
                      ------------------------------------
                   FORMERLY KNOWN AS CHEM INTERNATIONAL, INC.
                   ------------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                       22-2407475
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

             201 Route 22, Hillside, New Jersey           07205
             -----------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

                      INTEGRATED HEALTH TECHNOLOGIES, INC.
                             2001 Stock Option Plan
                             ----------------------
                            (Full title of the plan)

  Seymour Flug, President, Integrated Health Technologies, Inc., 201 Route 22,
                           Hillside, New Jersey 07205
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (973) 926-0816
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                            William P. Oberdorf, Esq.
                              St. John & Wayne, LLC
                                 Two Penn Plaza
                            Newark, New Jersey 07105
                                 (973) 491-3600

                        --------------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             Proposed               Proposed
         Title of                                             maximum                maximum
        securities                     Amount                offering               aggregate               Amount of
           to be                        to be                price per              offering              Registration
        registered                  registered(1)              share                  price                   Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock $.002 par value
per share, issuable upon              2,000,000               $.55(2)             $1,100,000                 $101.20
exercise of Plan Options
=======================================================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low price per share as reported on the Nasdaq Small Cap Market on April 26, 2002, a date within five (5) business days prior to the date of filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         The documents relating to the Integrated Health Technologies, Inc. 2001 Stock Option Plan (the "Plan") and containing the information specified in this
Item 1 are omitted from this registration statement and will be sent or given to employees in accordance with Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a Prospectus or Prospectus Supplement pursuant to Rule 424. These documents, and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a Prospectus or Prospectus Supplement pursuant to Rule 424.


                                     (I-1)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, which have been filed by Integrated Health Technologies, Inc., formerly known as Chem International, Inc. (the "Registrant") with the Commission, are hereby incorporated by reference:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001; and

         2. The Registrant's Quarterly Report on Form 10-Q for each of the quarters ended September 30, 2001 and December 31, 2001; and

         3. The Registrant's Definitive Proxy Statement for Registrant's 2001 Annual Meeting of Shareholders on Form 14A, filed on November 9, 2001; and

         4. The description of the Registrant's common stock, par value $.002 per share (the "Common Stock") as described in Form 8-A filed with the Commission under the Securities and Exchange Act (the "Exchange Act").

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes that statement. Any such statement so modified or superceded shall not constitute a part of this Registration Statement, except as modified or superceded.

ITEM 4. DESCRIPTION OF SECURITIES

         The description of the Registrant's Common Stock is hereby incorporated by reference to the description thereof contained in the Registrant's Registration Statement under Section 12(g) of the Exchange Act on Form 8-A.


                                     (II-1)

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

         A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

         Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally,


                                     (II-2)
this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

         The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable


                                     (II-3)

ITEM 8.  EXHIBITS

Number                             Description
------                             -----------

3.1                Restated Certificate of Incorporation of Chem International,
                   Inc., as amended

5.1                Opinion of St. John & Wayne

23.1               Consent of Amper, Politziner & Mattia, P.A.

23.2               Consent of St. John & Wayne (included in Exhibit 5.1)

24.1               Powers of Attorney (included on page S-1 hereof)

99.1               Integrated Health Technologies, Inc. 2001 Stock Option Plan


                                     (II-4)

ITEM 9.  UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and (ii)
do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is


                                     (II-5)
incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     (II-6)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on April 28, 2002.

                                            INTEGRATED HEALTH TECHNOLOGIES, INC.


                                            By:  /S/ Seymour Flug
                                                --------------------------------
                                                 Seymour Flug, President
                                                 (Principal Executive Officer)


/S/ Eric Friedman           Vice President and Chief Financial    April 28, 2002
-----------------------     Officer (Principal
Eric Friedman               Financial and Accounting
                            Officer)


/S/  Riva Kay Sheppard      Vice President and Director           April 28, 2002
-----------------------
Riva Kay Sheppard


/S/ Christina Kay           Vice President and Director           April 28, 2002
-----------------------
Christina Kay


/S/ E. Gerald Kay           Director, Chairman of the Board       April 28, 2002
-----------------------
E. Gerald Kay


                               POWER OF ATTORNEYS

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seymour Flug, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and

Exchange Commission granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and deed requisite and necessary to be done in connection with the above premises, and fully for all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Signatures           Title                                     Date
       ----------           -----                                     ----


/S/   Eric Friedman         Vice President and Chief Financial    April 28, 2002
-------------------------   Officer (Principal
Eric Friedman               Financial and Accounting
                            Officer)


/S/   Riva Kay Sheppard     Vice President and Director           April 28, 2002
-------------------------
Riva Kay Sheppard


/S/  Christina Kay          Vice President and Director           April 28, 2002
-------------------------
Christina Kay


/S/  E. Gerald Kay          Director, Chairman of the Board       April 28, 2002
-------------------------
E. Gerald Kay

                                    EXHIBITS

         ITEM                                                               PAGE
         ----                                                               ----

3.1      Restated Certificate of Incorporation of Chem International,
         Inc., as amended

5.1      Opinion of St. John & Wayne

23.1     Consent of Amper, Politziner & Mattia, P.A.

23.3     Consent of St. John & Wayne (included in Exhibit 5.1)

24.1     Power of Attorney (included on Page S-8 hereof)

99.1     Integrated Health Technologies, Inc. 2001 Stock Option Plan